Exhibit 21

SUBSIDIARIES OF UNITED PARCEL SERVICE, INC.
As of December 31, 2012

Name of Subsidiary	Jurisdiction of Organization

BT Property Holdings, Inc.	Delaware
BT Realty II, Inc.	Maryland
BT Realty, Inc.	Maryland
C.C. & E.I., L.L.C.	Delaware
United Parcel Service Canada Ltd.	Canada
United Parcel Service Co.	Delaware
United Parcel Service Deutschland Inc.	Delaware
United Parcel Service France SNC	France
United Parcel Service General Services Co.	Delaware
United Parcel Service Italia SRL	Italy
United Parcel Service of America, Inc.	Delaware
United Parcel Service, Inc.	Ohio
UPICO Corporation	Delaware
UPINSCO, Inc.	Virgin Islands
UPS Capital Business Credit	Connecticut
UPS Capital Corporation	Delaware
UPS Cartage Services, Inc.	Delaware
UPS Ground Freight, Inc.	Virginia
UPS International Investments L.L.C. SCS	Luxembourg
UPS Limited	United Kingdom
UPS SCS GmbH & Co OHG	Germany
UPS SCS Holding Limited	Hong Kong
UPS SCS, Inc.	Canada
UPS Supply Chain Solutions, Inc.	Delaware
UPS Worldwide Forwarding, Inc.	Delaware

The names of particular subsidiaries are omitted pursuant to Item 601(b)(21)(ii)of Regulation S-K.